Exhibit 23.1



     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Flexpoint Sensor Systems, Inc.

As independent registered public accountants, we hereby consent to the use of our reports dated January 11, 2005, with respect to the consolidated financial statements of Flexpoint Sensor Systems, Inc. and Subsidiaries, in the Registration Statement on Form SB-2 relating to the registration of 8,932,670 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

                                          /s/ Hansen, Barnett & Maxwell

                                          HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
August 1, 2005